ADDvantage Technologies Appoints Communications Industry Veteran Tim Harden to its Board of Directors

Farmers Branch, Texas, March 27, 2020 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced the appointment of Tim Harden to its Board of Directors effective March 18, 2020.

“Tim’s extensive background in the communications industry and proven leadership in large, complex organizations will be of tremendous value to our company as we continue our efforts to expand our wireless business and aggressively pursue opportunities in the rollout of 5G networks,” said CEO Joe Hart. “Tim has spent decades navigating changes in the telecommunications space and worked with many highly experienced leaders to develop a vast network of industry relationships. We look forward to drawing upon his experience and contacts as we execute upon our strategic vision.”

Mr. Harden has served in a number of roles in the communication industry in various positions of leadership including more than 30 years with AT&T. He most recently served as President of AT&T’s Worldwide Supply Chain, a $68 billion operation with more than 58,000 suppliers and was also responsible for the management of the largest private fleet of trucks and cars in the U.S. with over 95,000 vehicles. He currently serves on a number of advisory boards focused on providing products and services in the communication space. During his tenure with AT&T, he gained extensive operational and strategic knowledge while serving in various areas of its business including President and CEO of AT&T West, an $18 billion operation of nearly 40,000 employees, President of Network Services for AT&T Southwest, and President of Data and Network Services for SBC Operations as well as a series of executive assignments within AT&T’s predecessor companies SBC and Pacific Telesis.

After graduating from the United States Naval Academy, Mr. Harden began his career as an officer in the U.S. Navy. Following his active duty service, he worked for Caterpillar Tractor Company before starting his career in the telecommunication industry as a cable maintenance supervisor for Pacific Bell.

Mr. Harden is an inductee in the National Football Foundation and College Hall of Fame as a scholar athlete and currently serves on the board of directors for the San Francisco Chapter of this national organization. In 2007, he was named as a Distinguished American by this group for his efforts to support its mission to promote and develop the qualities of leadership, sportsmanship, competitive zeal and the drive for academic excellence in America’s young people. This was only the ninth time this honor has been awarded in the 70 years history of the organization.

Mr. Harden is a retired Captain in the United States Navy Reserve and a past Associate Professor at the University of Utah.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements
The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.

For further information:
Hayden IR
Brett Maas
(646) 536-7331
aey@haydenir.com